Exhibit 10.6

LEASE GUARANTY

THIS LEASE GUARANTY (this “Guaranty”), dated as of December 5, 2025, is made by made by GROWN ROGUE INTERNATIONAL INC., a Canadian corporation (“Guarantor”), for the benefit of RAINBOW WBSE MN LLC, a Delaware limited liability company, having its principal office at c/o Rainbow Realty Group, LLC, 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (“Landlord”).

RECITALS

WHEREAS, pursuant to that certain Lease Agreement, dated as of the date hereof, by and between Grown Rogue Unlimited, LLC, an Oregon limited liability company (“Tenant”), as tenant, and Landlord, as landlord (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), Landlord has leased that certain property as more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Property”) to Tenant, as more particularly described therein;

WHEREAS, Tenant is a subsidiary of Guarantor and Guarantor will therefore benefit from Landlord entering into the Lease with Tenant; and

WHEREAS, Landlord is not willing to enter into the Lease unless Guarantor unconditionally guarantees to Landlord the payment and performance of the Guaranteed Obligations (as herein defined). Capitalized terms used but not otherwise defined in this Guaranty shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, as an inducement to Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I - NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Landlord the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

Section 1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means (i) the obligations or liabilities of Tenant to Landlord to pay all Base Rent and Additional Rent as and when due, (ii) the performance of the prompt and complete observance, performance and discharge of each and every obligation (including, without limitation, payment of the Base Rent and Additional Rent and the performance and completion by Tenant of the Initial Tenant Improvements in accordance with the terms of the Lease), representation, covenant and agreement of Tenant under the Lease, and all modifications, extensions or renewals thereof, and (iii) any obligation hereunder to pay Landlord costs or expenses (including, but not limited to, any obligation contained in Sections 1.7 hereunder).

Section 1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor.

Section 1.4 Payment by Guarantor. Guarantor shall, immediately upon demand by Landlord, pay the amount due on the Guaranteed Obligations to Landlord at Landlord’s address as set forth herein or as otherwise instructed by Landlord. Such demand(s) may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations with respect to the same or different Guaranteed Obligations.

Section 1.5 No Duty to Pursue Others. Landlord shall not be required (and Guarantor hereby waives any rights to require Landlord), in order to enforce the obligations of Guarantor hereunder, to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including (i) to institute suit or otherwise exhaust its remedies against Tenant or any other Persons liable under the Lease or the Guaranteed Obligations, or against any other Person, (ii) to enforce Landlord’s rights against any other guarantors of the Guaranteed Obligations, (iii) to join Tenant or any other Persons liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (iv) to exhaust any available remedies against any collateral given to secure the Lease, or (v) to resort to any other means of obtaining payment of the Guaranteed Obligations.

Section 1.6 Waivers.

(a) Guarantor agrees to the provisions of the Lease and hereby waives notice of (i) acceptance of this Guaranty, (ii) any amendment, modification, replacement or extension of the Lease, (iii) the execution and delivery by Tenant and/or Landlord of any other agreements, promissory notes or other documents arising under the Lease or in connection with the Property, (iv) any Event of Default, (v) Landlord’s transfer, participation, componentization or other disposition of the Guaranteed Obligations, or any part thereof, (vii) protest, presentment, intention to accelerate the term or payments of the Lease, or proof of non-payment or default by Tenant, or (viii) any other action taken or omitted by Landlord and any and all demands and notices of every kind in connection with this Guaranty, the Lease, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and any other obligations hereby guaranteed.

(b) Guarantor hereby waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Landlord of, this Guaranty. Guarantor hereby further waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not, set up or claim any defense, counterclaim, cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Landlord hereunder.

Section 1.7 Payment of Expenses. If Guarantor fails to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Landlord, pay Landlord any and all reasonable costs and expenses (including court costs and reasonable attorneys’ fees and expenses in the event of a lawsuit with Landlord as the prevailing party) incurred by Landlord in the enforcement hereof or the preservation of Landlord’s rights hereunder. The covenant contained in this Section 1.7 shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. If pursuant to any Insolvency Action concerning Tenant or Guarantor, Landlord must rescind, restore or return any payment or any part thereof received by Landlord in satisfaction (in full or in part) of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect, and this Guaranty shall remain in full force and effect. Guarantor acknowledges that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of same and then only to the extent of such performance. In addition, if at any time any payment of principal, interest or any other amount payable by Tenant under the Lease, is rescinded or must be restored or returned pursuant to an Insolvency Action concerning Tenant or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be fully reinstated as though such payment has been due but not made.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Landlord), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Tenant or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the indebtedness due under the Lease is paid in full. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of Tenant by virtue of any payment, court order or any applicable law.

Section 1.10 Tenant. The term “Tenant” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by Tenant or any interest in Tenant or the Lease.

ARTICLE II - EVENTS AND CIRCUMSTANCES NOT

REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Section 2.1 Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might have in connection with any of the following:

(a) Modifications, Releases, Etc. Any (i) renewal, extension, increase, reduction, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Lease, or any other document or agreement between Tenant and Landlord or any other parties pertaining to the Guaranteed Obligations; (ii) adjustment, indulgence, forbearance or compromise that might be extended, granted or given by Landlord to Tenant or Guarantor; (iii) full or partial release of the liability of Tenant, Guarantor, or any other Person, with respect to the Guaranteed Obligations; (iv) taking or accepting of any other security, collateral or guaranty of payment for all or any part of the Guaranteed Obligations; or (v) release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(b) Condition of Tenant or Guarantor. The existence of an Insolvency Action concerning Tenant, Guarantor or any other party liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of Tenant or Guarantor or any sale, lease or transfer of any or all of the assets of Tenant or Guarantor, or any changes in the shareholders, partners or members of Tenant or Guarantor, or any merger, consolidation, or reorganization of Tenant or Guarantor into or with any other Person.

(c) Invalidity, Unenforceability, Offset, Etc. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or the Lease, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Lease or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) other than defenses, claims or offsets expressly set forth in the Lease, Tenant has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Tenant, and whether such defense, claim, or right of offset arises in connection with the Guaranteed Obligations, the transactions creating same, or otherwise (including any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (vii) the Lease has been forged, or is not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether Tenant or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason, or (viii) any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

(d) Care and Diligence. The failure of Landlord or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, without limitation, any neglect, delay, omission, failure or refusal of Landlord (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to evict, or initiate any action to evict, or, once commenced, prosecute to completion any action to evict upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(e) Preference. Any payment by Tenant to Landlord is held to constitute a preference under bankruptcy laws or for any reason Landlord is required to refund or remit any such payment or amount to Tenant or any other Person.

(f) Other Actions Taken or Not Taken. Any other action taken or not taken with respect to the Lease, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties. To induce Landlord to enter into the Lease, Guarantor represents and warrants to Landlord that: (a) Guarantor will receive a direct or indirect benefit from Landlord entering into the Lease with Tenant; (b) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Tenant and any and all collateral intended to be given as security for the payment obligations under the Lease; (c) after giving effect to this Guaranty, and during the Term of the Lease, the Guarantor will remain solvent; (d) the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation to which Guarantor is subject, or constitute a default under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract or agreement to which Guarantor is a party or which may be applicable to Guarantor; (e) no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other Person is required in connection with this Guaranty; (f) to Guarantor’s knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or threatened, involving or concerning Guarantor; (g) no statement of fact made by or on behalf of Guarantor in this Guaranty or in any other document or certificate delivered to Landlord by Guarantor contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading; (h) to Guarantor’s actual knowledge, there is no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; (i) Intentionally Omitted; (j) Guarantor has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Property; (k) Guarantor: (1) is not currently identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained OFAC or any other similar list maintained by OFAC pursuant to any applicable legal requirement (or if such list does not exist, the similar list then being maintained by the United States), including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States; (2) is not a Person subject to any trade restriction, trade embargo, economic sanction, or other prohibition under federal law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder; and (3) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), with the result that (A) the investment in Tenant or Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or (B) the Lease is in violation of law; (l) Guarantor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it and Guarantor does not have knowledge of any basis for any material additional assessment in respect of any such taxes and related liabilities for prior years; (m) to Guarantor’s knowledge, this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms, except as may be limited by principles of equity, bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights, and (n) the person signing this Guaranty on behalf of Guarantor is duly authorized to do so.

Section 3.2 Additional Provisions. Without limiting anything set forth in Section 3.1 above, Guarantor hereby represents, warrants, covenants and agrees that at all times until the Guaranteed Obligations have been fully satisfied:

(a) Guarantor shall maintain a direct legal ownership interest in Tenant which equals or exceeds fifty-one percent (51%) (the “Equity Threshold”) (for avoidance of the doubt, Guarantor shall not convey, transfer, sell, assign, pledge or lien, whether by operation of law or otherwise, its legal ownership interest in Tenant such that Guarantor’s direct legal ownership interest in Tenant falls below the Equity Threshold without Landlord’s express written consent (which consent may be given or withheld in the Landlord’s sole and absolute discretion));

(b) Guarantor (i) is duly organized and validly existing in good standing under the laws of the State of its formation, (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Guaranty and any other document related to the Lease to which it is a party.

(c) The execution and delivery by Guarantor of this Guaranty and any other document related to the Lease to which it is a party, and Guarantor’s performance of its obligations thereunder (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) will not violate any provision of any applicable Legal Requirements, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any indenture, mortgage, charge, lien, or any contract, agreement or instrument to which Guarantor is a party or which may be applicable to Guarantor, including, but not limited to, the Guarantor’s organizational documents.

(d) This Guaranty and the other lease documents to which Guarantor is a party have been duly executed and delivered by Guarantor.

ARTICLE IV - SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean any and all debts and liabilities of Tenant owed to Guarantor, whether now existing or hereafter incurred, including, without limitation, all rights and claims of Guarantor against Tenant (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or any portion of the Guaranteed Obligations. Without limiting the provisions of Section 1.8 hereof and/or Section 1.9 hereof, Guarantor hereby subordinates its rights to receive any payment from Tenant on account of any Guarantor Claims to the full and indefeasible payments owed by Tenant to Landlord under the Lease. Following the occurrence of an Event of Default, Guarantor shall not demand, receive or collect, directly or indirectly, from Tenant or any other party, and shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of, any amount pursuant to or in satisfaction of the Guarantor Claims until all obligations of Tenant under the Lease are paid in full.

Section 4.2 Claims in Bankruptcy. In the event of an Insolvency Action involving Guarantor as debtor, Landlord shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable pursuant to or in satisfaction of Guarantor Claims. Guarantor hereby assigns any and all such dividends and payments to Landlord.

Section 4.3 Payments Held in Trust. If, notwithstanding anything to the contrary contained in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited hereunder, Guarantor covenants and agrees to hold in trust for Landlord an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor acknowledges and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them promptly to Landlord, and Guarantor hereby covenants and agrees promptly to pay the same to Landlord.

Section 4.4 Liens Subordinate; Standstill. Guarantor acknowledges and agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Tenant’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Tenant’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Landlord presently exist or are hereafter created or attach. Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Tenant, or (ii) evict, foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Tenant held by Guarantor.

ARTICLE V - MISCELLANEOUS

Section 5.1 Not a Waiver, No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Landlord shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. Landlord shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the obligations under the Lease or the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense of any kind or nature that Guarantor has or may hereafter have against Tenant or Landlord shall be available hereunder to Guarantor.

Section 5.2 Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed to the parties as follows:

To Landlord:	Grown Rogue Unlimited, LLC c/o Rainbow Realty Group, LLC 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 Attention: Benjamin Bolanos Email: ben@rainbowrg.com

With a copy to:	Grown Rogue Unlimited, LLC c/o Rainbow Realty Group, LLC 60 Cutter Mill Road, Suite 303 Great Neck, New York 11021 Attention: Steven Rosenzweig Email: srosenzweig@gouldlp.com

With a copy to:	The Anderson Firm, P.C. 101 Hudson Street, Floor 21 Jersey City, New Jersey 07302 Attention: Zachary J. Levy, Esq. Email: zlevy@tafpc.com

To Guarantor:	Grown Rogue International Inc. 550 Airport Road Medford, OR 97504 Attn: Obie Strickler Email: Obie@grownrouge.com

With a copy to:	Greenspoon Marder LLP 227 W. Monroe, Suite 3950 Chicago, IL 60606 Email: Irina.dashevsky@gmlaw.com; Ryan.holz@gmlaw.com Attn: Irina Dashevsky; Ryan Holz

A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.2 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of electronic mail, when sent by the sender; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; or (c) in the case of expedited prepaid delivery upon the first attempted delivery on a business day.

Section 5.3 Governing Law; Submission to Jurisdiction.

(a) This Guaranty shall be interpreted and enforced according to the laws of the State where the Property is located (without giving effect to rules regarding conflict of laws).

(b) Guarantor hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action or proceeding arising with respect to this Guaranty and waives all objections which it may have to such jurisdiction and venue.

Section 5.4 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 5.5 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by Guarantor, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

Section 5.6 Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.7 Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.8 Counterparts. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.9 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Tenant to Landlord, by endorsement or otherwise, other than pursuant to this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Landlord hereunder shall be cumulative of any and all other rights that Landlord may ever have against Guarantor. The exercise by Landlord of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.10 Entire Agreement. This Guaranty and the Lease embody the final, entire agreement of Guarantor and Landlord with respect to the Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Landlord as a final and complete expression of the terms of the Guaranty, and no course of dealing between Guarantor and Landlord, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Landlord.

Section 5.11 Waiver of Right to Trial by Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE AFOREMENTIONED WAIVER OF JURY TRIAL SHALL ALSO APPLY TO LANDLORD AND LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.

GUARANTOR:

GROWN ROGUE INTERNATIONAL INC., a Canadian corporation

By:
Name:
Title